Exhibit 15.3

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

We hereby consent to (a) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2011 (the “2011 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2011 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-157658 on Form F-3.

MARSHALL MILLER & ASSOCIATES, INC.

By:          /s/ Peter Lawson__________________

Peter Lawson

Executive Vice President

Lewisburg, West Virginia
February 8, 2012

By:          /s/ J. Scott Nelson           ___________

J. Scott Nelson, C.P.G.

Vice President

Blacksburg, Virginia
February 8, 2012

By:          /s/ George J. Oberlick______________

George J. Oberlick, P.E.

Vice President

Charleston, West Virginia
February 8, 2012

By:          /s/ Justin S. Douthat                        ____

Justin S. Douthat, P.E., M.B.A.

Director of Engineering Services

Bluefield, Virginia
February 8, 2012